EXHIBIT 23.2

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Aquagenix, Inc. on Form S-3 of our report dated April 25, 1996, on our audits of the financial statements of Aquatic & Right of Way Control, Inc., as of December 31, 1995, and for the year then ended. We also consent to the reference to our firm under the caption "Experts".



/s/ Harman & Peaslee, P.A.

September 3, 1996